Registration Statement No. 333-199784

Filed pursuant to Rule 424(b)(3)

Amendment dated September 7, 2016 to

Pricing Supplement No. 2, dated November 12, 2014, Pricing Supplement No. 3, dated November 13, 2014, Pricing Supplement No. 4, dated November 13, 2014, and Pricing Supplement No. 7, dated November 13, 2014, to Prospectus Supplement and Prospectus each dated November 3, 2014 and Prospectus Addendum dated January 28, 2016 relating to the Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation)

Medium-Term Note Program

Linked to the Rogers International Commodity Index®

— Energy Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between August 3, 2016 and September 2, 2016:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$500,000	25.518%	$127,590	August 24, 2016

Linked to the Rogers International Commodity Index®

—Metals Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between August 3, 2016 and September 2, 2016:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$8,000,000	77.569%	$6,205,520	August 12, 2016

Linked to the Rogers International Commodity Index®

—Agriculture Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between August 3, 2016 and September 2, 2016:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	63.371%	$633,710	August 18, 2016

Linked to the MLCX Grains Index

— Total Return

Due February 13, 2023

The following issuances involved scheduled settlement between August 3, 2016 and September 2, 2016:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$400,000	38.630%	$154,520	August 8, 2016
$400,000	39.125%	$156,500	August 18, 2016

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount Registered	Aggregate Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Notes offered as described above	$10,300,000	70.659%	$7,277,840	$732.88	(1)

(1)           The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. As of the filing of these pricing supplements, there are unused registration fees of $34,464.96 that have been paid in respect of the securities covered by pricing supplements No. 2, No. 3, No. 4, and No. 7 under the registration statement on Form F-3 (No. 333-199784) of which these pricing supplements are a part. After giving effect to the registration fee for these offerings, $33,732.08 remain available for future offerings for such pricing supplements described above.